Exhibit 10.40

AMENDMENT TO CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT
This AMENDMENT TO THE CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT (hereinafter this “Amendment”) is made and entered into by and among Sterling Jewelers Inc., a Delaware corporation (including its successors and assigns, the “Company”), and Mark S. Light (the “Employee”) (collectively with the Company, the “Parties”).
WHEREAS the Company and Employee entered into the Confidential Separation and Release Agreement on July 15, 2017 (“Separation Agreement”).
WHEREAS the Company desires to grant the Employee a limited waiver of the Employee’s non-competition restrictive covenant in Section 6 of the Separation Agreement to permit the Employee to join the board of directors of a private company, Bedrock Manufacturing Company, LLC (“Bedrock”), and to enter into a consulting agreement with Bedrock beginning February 1, 2018.
NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Separation Agreement, the Company and the Employee agree to amend the Separation Agreement as follows:

1.
The Parties agree that except as expressly stated in this Amendment, the terms and provisions of the Separation Agreement remain the same, and the Separation Agreement remains in full force and effect.

2.	The Parties agree that this Amendment, along with the Separation Agreement, remains in full force and effect even if the Employee ceases association with Bedrock at any time.

3.	The Parties agree that Section 2(b): Retirement Payments of the Separation Agreement remains in full force and effect, except that:

a.
Section 2(b)(i) is rescinded in its entirety and replaced with the following: “(i) from July 31, 2017 through January 31, 2018, continued payment of the Employee’s annual base salary in effect on the Retirement Date, and from February 1, 2018 through July 31, 2018, continued payment of fifty percent (50%) of the Employee’s annual base salary in effect on the Retirement Date, paid in accordance with the Company’s standard payroll practices for executive officers.”

b.
Section 2(b)(v) is rescinded in its entirety and replaced with the following: “(v) a lump sum payment equal to $487,500 payable within ten (10) days following the second anniversary of the Retirement Date, and a lump sum payment equal to $487,500 payable within ten (10) days following the third anniversary of the Retirement Date.”

4.
The Parties agree that Section 6: Restrictive Covenants of the Separation Agreement remains in full force and effect, except that Section 6(c) is rescinded in its entirety and replaced with the following:

a.
“(c) The Employee agrees that Employee shall not, directly or indirectly, without the prior written consent of the Company: (i) during Employee’s employment with the Company or any of its subsidiaries or affiliates and for a period of three years commencing upon the Retirement Date (such period, the “Restrictive Covenant Period”), solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of the subsidiaries or affiliates of the Company to terminate his or her employment or engagement with the Company or such subsidiary or affiliate, to become employed by any person, firm or corporation other than the Company or such subsidiary or affiliate or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes; or (ii) with the exception of serving as a member of the board of directors and a consultant to Bedrock and its affiliates, during the Restrictive Covenant Period, directly or indirectly own, manage, control, invest or participate in any way in, consult with or render services to or for any person or entity (other than for the Company or any of the subsidiaries or affiliates of the Company) which is materially engaged in the Business (“materially” meaning deriving more than 25% of its revenue from the sale of jewelry and watches per year as of the applicable date); provided that the Employee shall be entitled to own up to 1% of any class of outstanding securities of any company whose common stock is listed on a national securities exchange or included for trading on the NASDAQ Stock Market.”

[signature page to follow]

Exhibit 10.40

IN WITNESS WHEREOF, the Parties have executed this Amendment on the last date written below:
STERLING JEWELERS INC.

By: /s/ H.T. Stitzer
Name: H.T. Stitzer
Title:    Chairman
Date:    / 3-1-18

EMPLOYEE

By: /s/ Mark S. Light
Name: Mark S. Light
Date:    / 3-1-18